U.S. SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                   FORM 8-K-A

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

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                           COMMISSION FILE No. 0-20922



Date of Report (Date of earliest event reported) May 10, 1999
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            WHITEHALL ENTERPRISES, INC. (Exact name of registrant as
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                            specified in its charter)


           Delaware                                        75-2274730
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(State or other jurisdiction of             (I.R.S. Employer Identification No.)
         incorporation)

        801 Brickell Avenue, 9th Floor, Miami, Florida 33131 (Address of
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                     principal executive offices) (Zip Code)


                                 (904) 409-0200
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              (Registrant's telephone number, including area code)


                      Total World Telecommunications, Inc.
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          (Former name or former address, if changed since last report)


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ITEM  2. Acquisition and Disposition of Assets

                        AGREEMENT FOR THE PURCHASE OF MBM
                        ---------------------------------

        On December 1, 1998, under conditions and terms prescribed to and approved by the Bankruptcy Court in the Company's Chapter XI Reorganization (United States Bankruptcy Court, Southern District of Florida, Case No. 97-36030-BKC-SHF), the Company entered into an agreement with 1299004 Ontario Corporation ("129 Ontario") for the purchase of 100% of the issued and outstanding stock of Mega Blow Moulding Limited ("MBM"), a Canadian company. As a result thereof MBM became a wholly owned subsidiary of the Company. The following table summarizes the more significant terms of the agreement:

o The Company issued 4 million preferred shares in the Company's capital stock.

o 129 Ontario represented that MBM was not a party to or bound by any agreement of guarantee, indemnification, surety, or similar commitments of the obligations, liabilities (contingent or otherwise) or indebtedness of any other person, corporation or partnership, except for trade accounts payable incurred in the normal course of operations.

o Whitehall Enterprises, Inc. acknowledged that all assets owned by MBM are subject to a security issued by MBM to the Royal Bank of Canada as collateral for bank notes aggregating approximately $1,762,000.

o 129 Ontario has executed all necessary documents holding the Company harmless of any liability pursuant to the stock purchase agreement and in accordance with the Reorganization Plan approved by the Bankruptcy Court.

        As of December 31, 1998, and through the date of this report, the transactions and events relative to the purchase of MBM were managed in the form prescribed and approved by the Bankruptcy Court in the Plan. Proceeds from the collection of loans receivable is expected by the end of the current fiscal year.

         A copy of the stock purchase agreement was filed as an Exhibit included with Form 10-KSB for the year ended September 30, 1998 and is hereby incorporated by reference.

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Since its formation in 1984, MBM has operated as a specialized custom molder or manufacturer of plastic bottles and containers for use in the pharmaceutical, health and beauty, household cleaner and food product industries. During fiscal 1997 and 1998, MBM's revenues were generated in the United States. MBM also has a strong market presence in the Province of Ontario, Canada, which is the main manufacturing center in Canada. Plastic is a disposable material which is in high demand in today's environmentally friendly and industrialized world. Management of MBM believes that demand will continue to grow significantly well into the next century. With an estimated market in North America of over $15 billion for plastic products, management of MBM believes that MBM is well positioned for growth.

MBM concentrates on manufacturing products for customers who are the end user of the products and orders placed by manufacturer agents. Management of MBM believes that MBM has an excellent reputation for quality and customer services and prides itself on its ability to consistently maintain a zero percent defect rate. MBM operates from a leased, 46,000 square foot manufacturing facility in metropolitan Toronto, Canada. It is the intent of Whitehall management to use MBM's assets and resources in the same manner as previously utilized.

The basis used in determining the amount of the consideration for the shares of MBM was the fair value of the net assets of MBM, which approximated its book value at the date of purchase. There was a business valuation report prepared by independent chartered accountants that valued MBM at approximately US$6.825 million. This valuation was part of the Reorganization Plan that was negotiated and approved by a majority of Whitehall's stockholders and by the Bankruptcy Court.

Prior to the transactions described above, there was no material relationship between the officers, directors or shareholders of MBM and the Company or any director or officer of the Company or any associate of any such director or officer. However, one of MBM's principals owned a small percentage of Whitehall common stock which was sold in 1996.

The following are points of interest that serve to update the financial information presented in the audited financial statements of MBM as of and for the period ended November 30, 1998:

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         A. The loan receivable discussed in Note 4 is fully collectible. These funds will be utilized for future acquisitions and expansion upon their receipt.

         B. The bank loan discussed in Notes 6 and 10 is current as all payments are up to date. The bank loan continues to be guaranteed by the former owner of MBM. The seller has guaranteed to retire the full amount of the bank loan. Its payment will release the amount to be collected on the loan receivable discussed in A. above.

ITEM  7. Financial statements and exhibits

         (a)      FINANCIAL STATEMENTS OF BUSINESS ACQUIRED.

                  The MBM Balance Sheets, as of November 30, 1998 and January 31, 1998, and the related Consolidated Profit and Loss Accounts and Consolidated Cash Flow Statements for each of the periods then ended April 30, 1998, and the report of independent auditors, thereon, together with the notes thereto, are located at pages 6 through 18 of this Report.

         (b)      PRO FORMA FINANCIAL INFORMATION.

                  The pro forma condensed combined balance sheet
                  (unaudited) as of September 30, 1998, and the pro forma condensed combined statement of income (unaudited) for the year then ended, and the notes thereto, are located at pages 19 through 24 of this Report.

         (c) Exhibits.

       Exhibit
       Number              Description of Exhibit

1.     (10.45)             Stock Purchase Agreement for the purchase of all
                           issued and outstanding shares of MBM from 129
                           Ontario. (1)

2.     (10.46)             Audited financial statements of business acquired.
                           Audited financial statements of MBM as of and for the period ended November 30, 1998 is filed herewith.

3.     (10.47)             Pro-forma combined financial data. Unaudited pro
                           forma combined balance sheet and statements of operations of the Company and MBM is filed herewith.

(1) Filed with Form 10-KSB for the year ended September 30, 1998.

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                                    SIGNATURE

         Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                    WHITEHALL ENTERPRISES, INC.

                                    By: /s/  Luis Alvarez
                                       ------------------------
                                       Luis Alvarez - President


         Dated: May 10, 1999



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